Form C

Cover Page

Name of issuer:

Element Farms, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 2/2/2017

Physical address of issuer:

212 Warren St.
New York NY 10282

Website of issuer:

http://purespinach.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

4/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$120,375.77	$0.00
Cash & Cash Equivalents:	$57,014.77	$0.00
Accounts Receivable:	$2,500.00	$0.00
Short-term Debt:	$19,081.07	$0.00
Long-term Debt:	$66,642.60	$0.00
Revenues/Sales:	$3,949.20	$0.00
Cost of Goods Sold:	$13,427.11	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($63,350.07)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Element Farms, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Serdar Mizrakci	CEO	Element Farms, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Daniel Janeczko	CTO	2017
Serdar Mizrakci	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Serdar Mizrakci	3217500.0 Common Stock	63.9

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We do not own our own greenhouse. Should our lease not renew or should we not be able to secure a larger production space, our future revenues and projections may be impacted.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Food safety and contamination poses a risk. Our products may be subject to state, local and Federal laws and regulations, including those relating to the handling and storage of food products. We and our products may also be subject to significant governmental regulation relating to labor conditions, safety in the workplace, healthcare and other human resource issues. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, seeds and packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The cost of labor may affect our future revenues and profits. We've done our modeling and projections based off of the current price of labor, but if that were to increase our business could be materially impacted.

The Company is an early stage company incorporated on February 2017. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

The Company has not yet authorized the preferred stock which investors in the convertible note will receive, if it converts to equity.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

83% -- Materials and equipment for production scaling

10% -- Working capital

7% -- Wefunder intermediary fee

If we raise: **$200,000**

Use of Proceeds:

53% -- Materials and equipment for production scaling

30% -- Marketing

10% -- Working capital

7% -- Wefunder intermediary fee

If we raise: **$500,000**

Use of Proceeds:

18% -- Materials and equipment for production scaling

15% -- Marketing

40% -- Building a new, larger production facility

10% -- Hiring

10% -- Working capital

7% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with **$1.9M valuation cap; 5% interest; 15% discount.**

See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The minimum goal of the raise is $50,000.00. The maximum is $500,000.

Valuation Cap: $1,900,000.00

Discount Rate: 85%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000.00 or more.

Early Bird Term: Investors in the first $100,000 of this round will receive a valuation cap of $1,700,000.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 5% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Conversion and Repayment

(a) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into Preferred Stock of the Company ("Preferred Stock") at a conversion price equal to the quotient resulting from dividing $1.9M (or $1.7M for investors in the first $100,000 of this round) by the number of outstanding Common Stock immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness). A *"Change of Control"* means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property or (iv) the closing of the Company's first firm commitment underwritten initial public offering of Stock pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Procedure for Conversion. In connection with any conversion of this Note into equity securities of the Company (the "Conversion Securities"), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Conversion Securities until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into the Conversion Securities, in lieu of any fractional Conversion Securities to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. To secure the Holder's obligations to execute and deliver the documentation required by this subsection, the Holder hereby appoints the Chief Executive Officer of the Company as the Holder's true and lawful attorney, with the power to act alone and with full power of substitution, to execute and deliver all such documentation required by this subsection if, and only if, the Holder fails to execute or deliver such documentation as required by this subsection. The power granted by the Holder pursuant to this subsection is coupled with an interest and is given to secure the performance of the Holder's duties under this Note, and is irrevocable and will survive the death, incompetency, disability, merger or reorganization of the Holder.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $25,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the stock of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of stock of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	5,032,500	3,647,224	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,385,276

Describe any other rights:

Options convert to common stock. Investors in the convertible note, if converted to equity, will receive preferred stock, which does not have voting rights but does have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to
the lesser of (i)
85% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $1,900,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our stock that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	09/01/17
Amount	$200,000.00
Interest rate	5.0% per annum
Discount rate	15.0%
Uncapped Note	Yes
Maturity date	09/01/20

Convertible Note

Issue date	09/01/17
Amount	$100,000.00
Interest rate	5.0% per annum
Discount rate	15.0%
Valuation cap	$1,000,000.00
Maturity date	09/01/20

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2017	Section 4(a)(2)	Convertible Note	$200,000	General operations
9/2017	Section 4(a)(2)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Serdar Mizrakci
Amount Invested	$100,000.00
Transaction type	Convertible note
Issue date	09/01/17
Interest rate	5.0% per annum
Discount rate	15.0%
Maturity date	09/01/20
Valuation cap	$1,000,000.00
Relationship	Founder / CEO

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've optimized greenhouse technology to grow 20x more leafy greens per square foot in half the time. Our produce is local, pesticide-free, non-GMO, and organic. Our flagship product is spinach, which we produce in our rented greenhouse space in New Jersey. Since launching in February, we've sold XX lbs of leafy green. The orders come faster than we can grow, so we're raising money now to purchase equipment to expand our production capacity.

We can take any existing greenhouse space and equip it with our technology. Our business model relies on local production and distribution of greens, and we will keep this consistent as we expand across the country. The next few years we'll continue to grow in the Northeast, and eventually, we plan to blanket the whole country with Element Farms greenhouses, so everyone can access healthier, fresher, cheaper produce.

Milestones

Element Farms, Inc. was incorporated in the State of New York in February 2017.

Since then, we have:

- Mastered what no other farmer, hydroponic or otherwise, has mastered: year-round pesticide-free spinach production. Our greens goes beyond organic with zero pesticides or chemicals.

- Grown from producing 10 boxes of greens a week to 50,000 boxes sold in 6 months. Find us at stores like Westside Market, Foragers Market, Di Bruno Bros and via services like Foodkick by FreshDirect in the New York and Philadelphia areas.

- Sourced 75% of our energy from renewable resources like the sun and recycled gas. It's good for the planet and helps us keep production costs lower than industry average.

- Used 90% less water and yield 20x more greens per square foot than conventional farming. Our spinach grows in 14 days rather than the usual 30 and we're on store shelves within 24 hours of harvest.

- Built our farms just outside of dense urban areas where the large-and-growing population is clamoring for farm-fresh, local produce.

- The market for "local" is big and growing and there's over $1 billion spent on spinach each year. Our current demand exceeds our supply and funds raised will be used to increase supply.

- We avoid supply chain interruptions with precise hydroponic farming methods. Our irrigation water is extra-filtered, our nutrients are exact, and we treat our greens to just the right amount of light to help them grow.

- In a blind taste test of 100 consumers, 62% preferred PureSpinach spinach over the best organic alternative. They used words like "flavorful," "sweet," and even "juicy" to describe our greens.

Historical Results of Operations

Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $3,949.20. Our gross margin was -3306.17%.

- *Assets.* As of December 31, 2017, the Company had total assets of $120,375.77, including $57,014.77 in cash.

- *Net Loss.* The Company has had net losses of $63,350.07 for 2017.

- *Liabilities.* The Company's liabilties totaled $85,723.67 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $300,000 in convertibles, and 16,642.60 in contributed capital from the founder.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Element Farms, Inc. cash in hand is $40,000, as of November 2018. Over the last three months, revenues have averaged $12,000/month, cost of goods sold has averaged $8,000/month, and operational expenses have averaged $20,000/month, for an average burn rate of $14,000 per month. Our intent is to be profitable in 6 months.

Although we cannot guarantee it, we expect our monthly burn rate will drop to about $12k by the end of November. We had been doing capacity increase investments over the last few months, so now that we own those items we will expect our total expenses (including cost of goods sold) to fall to about $22k per month (unless we choose to invest in more patent filings in the next few months, which we are not planning on as of now).

Our revenue has also increased to be a little over $14k, and we expect that to remain constant over the course of the next few months.

If we raise only our minimum on Wefunder, we will plan to raise more funds via angel investors or loans in the first half of 2019. We have other investors we can rely on in lieu of a successful raise.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://purespinach.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Element Farms Inc. Convertible Note
Early Bird Element Farms Inc. Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Daniel Janeczko
Serdar Mizrakci

Appendix E: Supporting Documents

INVEST IN ELEMENT FARMS

maximum target met

$0
raised of $0 maximum target from 0 investors

Higher yield, lower costs: going beyond organic with hydroponic leafy greens

We've gone beyond organic to develop and optimize greenhouse technology to grow the best-tasting local and pesticide-free greens year-round. Our methods are sustainable, efficient, and produce 20x the yield per square foot than conventional farming. Spinach, our flagship product, is the most in-demand leafy green in the US and our current demand exceeds our supply. We're raising funds to expand operations and bring more fresh leafy greens to more people.



Serdar Mizrakci
Founder & CEO
Serial Entrepreneur, Formerly founded robotics company, Managed product at HP, Inc.

Why you may want to invest

1. First to produce year-round pesticide-free spinach.
2. Grown from 1 retailer shelf to 12 high-end retailer shelves in 6 months.
3. Use 90% less water and yield 20x more greens per sq ft than conventional farming.
4. Short growth cycle: 14 days vs. 30-day industry standard.
5. Always local farms ensure 24-hour delivery from farm to shelves.
6. $8B+ spent on leafy greens each year.
7. We avoid supply chain interruptions with precise hydroponic farming methods.
8. Our current demand exceeds our supply and funds raised will be used to increase supply.

Our Ambition

We're working toward a future where perfect produce is grown within 100 miles of our customers--and without pesticides or GMOs. We plan to use investor funds to equip existing greenhouses near urban areas with our proprietary technology and the knowhow for growing sustainable, hydroponic greens. Eventually, our goal is to build our own one-acre Element Farms greenhouses that will create job opportunities in local communities and, most important, provide more people with access to fresh produce.

Element_Farms_-_Deck_-_Nov_2018.pdf

purespinach.com

$ 100 min

REMIND ME (2)

What you are investing in

Custom Convertible Note

~~$1.9M~~ **$1.7M** valuation cap

First $100K investors of this fundraise will invest in a convertible note with a $1.7M valuation cap.

5% interest
15% discount
$25K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $1.7M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$1,000+
Large gift box of assorted produce.

$5,000+
Three large gift boxes of assorted produce - a great holiday gift!

$10,000+
Tour of our facility and greenhouse.

see less

farming food_tech food agriculture

Why I Like Element Farms

[Do you a previous investor who could write a few sentences about why they support you?]

Previous investor
INVESTOR

A Produce Company Driven by Tech

We've researched, experimented, and innovated for years in our quest to produce the best-tasting local and pesticide-free greens year-round. Our hard work has paid off: we can now successfully grow the most in-demand but notoriously fickle crops like baby spinach, baby kale, mustard greens, baby arugula, and more. We deliver from our farm to your local store within 24 hours of harvest.


24-hour Supplemental and Solar
Power Watts

Controlling environmental parameters through cloud-connected sensors and software.



Business Model With Our Proprietary Tech

Our business model relies on local production and distribution of greens so we rent idle space from operational greenhouses near densely populated areas. We then equip them with the hardware and knowhow to grow the best-tasting spinach in the world. We have greenhouse contacts throughout the tristate area who are ready, willing, and able to grow with us as soon as we raise funds.

Our business is built on efficiency: we produce and pack our leafy greens and deliver them fresh to our retailers within 24 hours of harvesting, cutting out middlemen and delivering a fresher product. Plus, we use fewer and more efficient resources than conventional field or hydroponic farming and we harvest our spinach in half the time.


Conventional Produce Business Model
field-grown in CA/AZ, shipped nationally
Producer
Brand Owner (Washing & Packing)
Distributor
Retailer
6+ days
Element Farms Business Model
greenhouse-grown locally, shipped less than 100 miles
Greenhouse (Production & Packing)
Retailer
<24 hours
50% Higher Gross Margin
30% Less Energy & CO_2
2x Product Shelf Life

Our business model

Greens Are Growing


Revenue / month
$895
$2,292
$6,376
$7,225
$7,570
$8,344
$9,858
$9,563
$12,587
+$14,000
# of Retail locations
1
2
4
5
5
7
8
8
11
12
Feb '18
Mar '18
Apr '17
May '18
Jun '18
Jul '18
Aug '18
Sept '18
Oct '18
Nov '18

Since launching in February, we've grown to 12 retail locations.

What's Next: Our Growth Plans

Your investment allows our team to expand operations in the tristate area and serve more retailers and consumers. With $400K of investment, we will be able to 6x our current production capacity by renting additional greenhouse space, growing our team, and investing in equipment like grow lights, conveyors, and automated processes. With this level of investment, we can expect our annual sales to exceed $500K and become cash flow positive.

After we reach our growth capacity in the northeast, we will expand operations nationwide, focusing on populated urban areas with a built-in consumer base.

Your investment will also fund additional R&D to help us grow our crop variety.


LOCALLY GROWN
PUREspinach
BABY SPINACH WITH MICRO SPINACH
PESTICIDE FREE
NON-GMO
PUREspinach
BABY ARUGULA AND SPINACH MIX
PUREspinach
BABY KALE AND SPINACH MIX

PureSpinach retail product line.

Leafy Greens: An $8 Billion Market

Americans spend $8 billion on leafy greens as a whole, an eighth of which goes to spinach. Spinach itself is a premium crop, generating 10% more revenue per square foot than other crops.

Local produce market in US

9% growth | $12 Billion (annual sales)**

Total US fresh spinach

$1.1 Billion (annual sales)*

Total US fresh leafy greens

$8 Billion (annual sales)*

* USDA data
** A.T. Kearney's "Firmly Rooted, the Local Food Market Expands"

We Have the Highest Revenue Per Square Foot Compared to Other Crops



Average Annual Revenue ($/sqft)
$21.65
$29.58
$40.03
$56.30
$63.52
$78.22
Strawberries
Vine Crops
Flowers
Microgreens/Herbs
Greens
ELEMENT FARMS
* Agrilyst's September 2016 report: State of Indoor Farming

Meet the Founders



Serdar Mizrakci

Founder & CEO

Serial Entrepreneur, Formerly founded robotics company, Managed product at HP, Inc.



Danny Janeczko

CTO and Cofounder

Skilled in pharmaceutical development and horticulture, Expertise in hydroponics & process design

AND THE REST OF THE TEAM



Maya Kutz

Food Safety Manager

Former Hydroponic/Aquaponic Science & Technology Assistant @ Cornell, 5 years professional growing



Nazlican Goksu

Branding & Marketing

Formerly founded +37 Studio for design, Design Researcher at IDEO Expertise in brand marketing



Neil S. Mattson

Advisor

Associate Prof. and Greenhouse Extension Specialist at Cornell, GPN Magazine 40 Under 40 '15



David Specca

Technical

Assistant Director for CEA and Bioenergy at the Rutgers University EcoComplex & Owner, Specca Farms



Manoj Thomas

Advisor

Director: Business Simulation Lab at Cornell, Co-author of the book 'Why People (Don't) Buy'

Interview

Wefunder interviewed Serdar Mizrakci on October 30, 2018.

– COLLAPSE ALL

WF: What is Element Farms?

MIZRAKCI:

Element Farms is a technology-enabled produce company. Our customers tell us that we grow the best spinach in the world. We also grow a lot of other great salad greens. Our spinach is the best because it tastes better, it's locally grown, it's available all year, it's pesticide-free, and it's ultra fresh. Our greens are so fresh that we can get it from harvest to our customers' shelves in under 24 hours.

Element Farms started operating about two years ago at Cornell University. It began as a research and development project around a better greenhouse growing system built on hydroponics. We created a versatile system that grows more than common hydroponic crops; we can also grow crops that are high in value and demand, like baby spinach and, eventually, even strawberries.

WF: What makes your hydroponic technology better?

MIZRAKCI:

Our method addresses particular problems related to sensitive crops, reduces the risk of plant disease, and increases yield per square foot.

Spinach is very difficult to grow hydroponically because it's prone to plant diseases in high-density environments. That's why you don't see other hydroponic producers selling baby spinach even though spinach is the biggest category in packaged leafy greens. Most hydroponic farmers don't have the tools and knowledge necessary to grow spinach. These crops are also difficult to grow in conventional environments where farmers are highly constrained by climate and disease issues.

We take our spinach from seedling to harvest in just 14 days, which is a record-breaking cycle even compared to other hydroponic methods. We have two strategies that help us accomplish that cycle time. The first is a supplemental lighting algorithm that combines natural sunlight in a greenhouse with high capacity LEDs. The LEDs turn on almost instantaneously when the natural light dims. The second is a precise method for supplementing carbon dioxide to the plant canopy, which is not something you will find in either conventional agriculture or conventional hydroponics. These precise techniques for providing supplemental light and carbon dioxide help the plants grow much more quickly than they would otherwise.

WF: Are you more efficient than conventional farming?

MIZRAKCI:

We use two main efficiency metrics: resource efficiency and time efficiency. Both of those efficiencies result in higher profits. In terms of resources, we yield 20 times more per square foot than conventional farming and use 90% less water per pound of produce.

In terms of time, we can grow in 14 days. It takes 30 days in the field in ideal conditions. We can get to market in less than one day, whereas almost all of the spinach in the US comes from California, and travels six days to get to shelves. Our business model relies on local production and distribution of greens. This will remain consistent as we expand to other parts of the country. We will always be less than half a day's travel to our customers so the harvest can arrive in less than 24 hours.

WF: Are you the first to grow spinach hydroponically?

MIZRAKCI: Other producers have tried and will continue to try but they haven't figured out how to do it consistently. We aren't necessarily the first to market hydroponically-grown spinach, but we are the only ones that can do it year-round and without interruption.

WF: Do you grow other crops besides spinach?

MIZRAKCI: Right now we are focused on spinach and a few other in-demand leafy greens, like arugula, baby kale and mustard greens. We sell spinach and spinach mixes through our PureSpinach brand in stores in the New York and Philadelphia areas. We use farmers' markets as direct-to-consumer testing grounds for the other sorts of crops we're trying out. We've had great feedback on crops like microbasil, radish greens, and collard greens, and hope to get those in stores in the next few years.

WF: How is the company structured?

MIZRAKCI:

We see ourselves as a farming company first and our goal is always to bring consumers the best produce there is. We do all of our production ourselves by hand and with the help of automation. To keep costs low, we use rented facilities and equip the facilities with our hardware and growing system. We package and label the product onsite and currently distribute it ourselves.

PureSpinach is our first retail brand. It doesn't encompass our entire business, although it is currently the largest share. We are also developing wholesale and direct-to-consumer businesses. The wholesale products are an assortment of leafy greens, branded as Element Farms, and usually go to restaurants. The direct-to-consumer business consists of farmers' markets and a home delivery program that we're developing through those farmers' markets. We're hoping that could become an online channel down the line.

WF: How does your revenue break down between retail, wholesale, and direct-to-consumer?

MIZRAKCI: Right now, about 70% of our revenue is from retail sales, 10% is wholesale, and 20% is direct-to-consumer. In the next year, we expect the ratio to stay the same. We are working on growing retail the most aggressively because that's how consumers will learn about us. We also have higher margins selling retail than we do with wholesale. However, wholesale is also important, because we do want to establish ourselves in food service. The direct-to-consumer margins are the highest, but we're still building that area of the business.

WF: What is your monthly revenue, and how will you grow it?

MIZRAKCI:

We started commercial sales in February 2018. Prior to that, we were mostly focusing on research and development to scale production. Since starting, we have built up to $14,000 in monthly sales. We have really been limited by our production space. By the beginning of June 2018, we had sold out our first production space. We got some additional space over the summer, and quickly ramped up and sold out our space again earlier this month. Capital raised through Wefunder will primarily be used to grow our capacity.

After we sell out the production space that we secure through this campaign, which we expect to do in the second quarter of 2019, we are going to build a new, bigger greenhouse.

WF: What is your gross margin?

MIZRAKCI: Across our different crops, it averages around 35%. So, a one-acre greenhouse with $1.2 million in annual revenue would have something like $400,000 in profit. Our ideal facility would be about three acres, which would triple the revenue but, due to economies of scale, would not triple our costs.

WF: Why do customers like your product?

MIZRAKCI:

People appreciate that our produce is healthier, because it's grown with zero pesticides, and it's not washed in a chlorine solution like field produce. It's non-GMO and it's higher in nutrients. Being pesticide-free is even more valuable than being organic, because organic produce is grown with organic pesticides. We don't use any chemicals or sprays in our production.

We also have a longer shelf life. A lot of consumers tell us that when they buy regular spinach at the supermarket, it goes bad in the fridge in two to three days. That's because the produce is shipped all the way from California, gets held up in distribution centers, and sits on the retailer's shelf for several days.

Also, produce grown in the field is exposed to a lot more contaminants and wear and tear. It has a worse shelf life even before it starts its journey.

Finally, our spinach tastes great. Once people try the product, they immediately recognize that the texture and flavor are superior.

WF: How do your prices compare to other spinach?

MIZRAKCI:

Our retail price for consumers is about the same as most organic brands; however, our price to the retailers is slightly lower than established brands. That gives them an additional incentive to place our product on premium shelves. Our margins are higher and more consistent than conventional organic farms, even though our price to the retailer is lower.

We take advantage of being local, which reduces our transportation costs. Our production is also very predictable and consistent; we have the same volume of harvest year-round, whereas conventional producers are highly limited by season and weather. In fact, a bad conventional spinach harvest is a very valuable opportunity for us to grab additional shelf space and drive home that our technology makes us superior.

WF: Are there any downsides to hydroponic farming? ^

MIZRAKCI: The most frequent criticism of hydroponics we hear is that it doesn't sound "natural" to some consumers. It takes a little bit of consumer education on our part to overcome that. Once people understand that growing our crops this way allows us to use zero pesticides, with consistent quality and less contamination, it makes a lot of sense to consumers. One thing we're doing as a company, which is fairly unique among hydroponic growers, is actually using soil in our production to germinate our seeds. That makes us eligible to certify our production as organic once we're at the right scale, which could possibly give us a big advantage over our hydroponic competitors.

WF: Who is on the team? ^

MIZRAKCI:

The two founders are me and Danny Janeczko. We met at Cornell when I was getting my MBA and Danny was working on his Masters in Bioengineering. We worked on a student project on hydroponic spinach together and graduated from eLab, Cornell's business accelerator. It turned into a full-time business for us after graduation. We also have two full-time and two part-time additional employees, who work with us at the greenhouse. They do everything from seeding to harvesting to packing to deliveries. Everyone on our team has some background in either farming or food business, and everyone is very well educated on our technology and production methods. We're a production team as well as a research and development team.

I am responsible for running sales. My official title is CEO, but I do most of the business development. Danny's official title is CTO, so he deals with technology, but he's also the grower, so greenhouse operations are his domain.

WF: What is your expansion strategy? ^

MIZRAKCI:

We are working on acquiring new accounts and growing our existing accounts. We are in conversation with a lot of new retailers in Philadelphia and New York City who want our product on their shelves. As soon as we have the capacity, we'll be delivering to them. One of those accounts is FreshDirect, which is the largest online grocer in the northeast. FreshDirect was actually our first customer; they believed in us from the beginning. Since we had even lower capacity then, we started on their Foodkick platform, which is their same-day delivery service. They're very eager to move us to their main platform, which would put us in front of thousands of new customers. Once we have more capacity, we can take more shelf space in more locations of our current supermarket clients like Westside Market in New York City and expand to new retailers like Wegman's, Whole Foods, and Shop Rite.

For the next three years at least, we're going to be in the northeast exclusively. Once we are at capacity in our existing facility, we want to build a much larger facility even closer to New York City. Our third location will likely be in a different state. We have identified 16 locations in the US that would be ideal for what we're doing, but we haven't picked one yet, because that's a little down the line. We're thinking about expansion in terms of where people need fresh produce the most, and where we could have the largest customer base.

WF: What is the long-term plan or exit strategy for Element Farms? ^

MIZRAKCI: There are a couple of viable scenarios. The most likely is that we could be an acquisition target for a larger agricultural producer, food manufacturer, or well-capitalized hydroponic production company. We have significant intellectual property would make us valuable and create a barrier to entry around our product. We have pending patents around our growing process and mechanical novelties. We designed our own seeding and harvesting machines. We also design algorithms for supplemental lighting and managing climate controls inside the greenhouse.

WF: How big is the market for your products? ^

MIZRAKCI: Americans spend a little over $1 billion on fresh spinach annually. Leafy greens as a whole are an $8 billion market. We know with our technology that we can grow a wide portfolio of leafy greens immediately. Down the line, we're positioning ourselves to grow essential fruits and vegetables as well, which is a $100 billion market.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 We do not own our own greenhouse. Should our lease not renew or should we not be able to secure a larger production space, our future revenues and projections may be impacted.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Element Farms is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?